Exhibit 10.1

PEMSTAR INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement is made and entered into this      day of             ,          between PEMSTAR INC., a Minnesota corporation (the “Company”) and                         , an individual resident of the state of                  (“Employee”).

WHEREAS, the Company has adopted the PEMSTAR INC.              Stock Option Plan (the “Plan”) which permits issuance of stock options for the purchase of shares of common stock of the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1. Grant of Option. The Company hereby grants Employee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of              (            )     shares of the Company’s common stock at the option price of              ( $             )     per share on the terms and conditions set forth in this agreement and in the Plan. It is understood and agreed that the option price is the per share fair market value of such shares on the date of this agreement. The Company intends that the Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to satisfaction of all requirements for such treatment at the time of exercise, including approval of the Plan by the shareholders of the Company. The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code. A copy of the Plan will be furnished, upon approval of shareholders, upon request of Employee.

2. Vesting of Option Rights. The Option shall not be exercisable the first time by Employee except in accordance with subsection 422(d) of the Code. Except as provided in the preceding sentence or as otherwise provided in section 3 of this agreement, the Option may be exercised by Employee in accordance with the following schedule:

On or after each of the following dates	Percentage of shares with respect to which the Option is exercisable
____________	______
____________	______
____________	______

Notwithstanding the foregoing, the Option may be exercised as to 100% of the shares of common stock of the Company for which the Option was granted on the date of a “change of control”, as hereinafter defined. A “change of control” shall mean any of the following: (i) A public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of common stock of the Company and, for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) The commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of the Company; (iii) a sale of all or substantially all of the assets of the Company, or (iv) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company. The Option shall terminate at the close of business on                      or such shorter period as is prescribed herein. Employee shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to Employee upon the proper exercise of the Option.

3. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its subsidiaries, except that:

(a) If Employee’s employment shall be terminated for any reason, voluntary or involuntary, except for death, disability (as set forth in section 3(c)) or as a result of Employee’s gross and willful misconduct, Employee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee’s employment; and

(b) If Employee’s employment is terminated as a result of Employee’s gross and willful misconduct, including but not limited to wrongful appropriation of funds or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the employment termination; and

(c) If Employee dies in the employ of the Company or a subsidiary or within three (3) months after the termination of such employment for any reason other than Employee’s gross and willful misconduct, or Employee’s employment is terminated because Employee has become disabled (within the meaning of Code section 22(e)(3)) while in the employ of the Company or a subsidiary, the Option may, within twelve (12) months after Employee’s death or the date of termination for such disability, be exercised to the extent that Employee was entitled to exercise the Option on the date of Employee’s death or termination of employment, if earlier, by Employee or Employee’s personal representatives, if applicable, or by the person or persons to whom Employee’s rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that the Option may not be exercised to any extent by anyone after the termination date of the Option.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Rochester, Minnesota. The notice shall set forth the number of shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price. Payment of the purchase price shall be made by check payable to the Company; or, at the discretion of the Company, (i) by delivering to the Company for cancellation shares of the Company’s common stock already owned by Employee having a fair market value equal to the full purchase price of the shares being acquired, or (ii) a combination of cash and such shares. The fair market value of such shares shall be determined as provided in section 5 of the Plan. However, if Employee is still in the employment of the Company at the time of the exercise of the Option, Employee may, at the discretion of the Company, make payment of the purchase price of the option shares by delivery to the Company of Employee’s full recourse promissory note bearing interest at the applicable federal rate in effect at the time of exercise of the Option in the amount of such purchase price, which promissory note shall be secured by a pledge of the option shares and shall be payable by Employee in one lump sum at the earlier of (a) two (2) years from the date of the promissory note, or (b) the date that Employee leaves the employment of the Company.

5. Miscellaneous.

(a) The Option is issued pursuant to the PEMSTAR INC. 1999 Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

(b) This agreement shall not confer on Employee any right with respect to continuance of employment with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Neither Employee nor his legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(c) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and during Employee’s lifetime the Option is exercisable only by Employee.

(d) The exercise of all or any parts of the Option shall only be effective at such time that the sale of common shares pursuant to such exercise will not violate any state or federal securities or other laws.

(e) If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the option rights granted hereunder.

(f) If Employee shall dispose of any of the shares of stock acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the date of exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

IN WITNESS WHEREOF, the Company and Employee have executed this agreement on the date set forth in the first paragraph.

PEMSTAR INC.

By
[“Employee”]		[the “Company”]